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                                                                    EXHIBIT (99)

          FORM OF PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF HFC

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                           HOME FINANCIAL CORPORATION
R E V O C A B L E
                        SPECIAL MEETING OF STOCKHOLDERS
P R O X Y
                                           , 1996
The undersigned hereby appoints                                  of Home
Financial Corporation ("HFC") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of HFC, which the undersigned is entitled to vote at the Special Meeting of
Stockholders ("Special Meeting"), to be held at                               ,
on             , 1996, at  :00 p.m., local time, and at any and all adjournments or postponements thereof, as follows:
To consider and vote upon a proposal to approve the Agreement and Plan of Mergers, dated as of June 16, 1996 (the "Merger Agreement"), among HFC, Home Savings Bank, F.S.B. ("Home"), First Union Corporation ("FUNC"), and First Union National Bank of Florida ("FUNB-FL"), pursuant to which, among other things (i) HFC will merge with and into FUNC (the "Corporate Merger") and Home will merge with and into FUNB-FL, and (ii) each outstanding share of HFC common stock (excluding certain shares held by HFC or FUNC) would be converted into the right to receive .2233 shares of FUNC common stock, subject to adjustment under certain circumstances, all on and subject to the terms and conditions contained in the Merger Agreement.
                                     FOR ( )      AGAINST ( )      ABSTAIN ( )
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL. IF ANY OTHER MATTERS ARE VOTED ON AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

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            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HFC
The undersigned acknowledges receipt prior to the execution of this proxy of the Notice of Special Meeting of Stockholders and Prospectus/Proxy Statement with
respect to the Special Meeting, dated             , 1996.
Dated:                     , 1996
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              Please sign exactly as name
                                              appears on this card. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.
    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.